Exhibit 10.1

Execution Version

$105,000,000

PAR TECHNOLOGY CORPORATION

2.875% Convertible Senior Notes due 2026

PURCHASE AGREEMENT

February 5, 2020

JEFFERIES LLC
520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

PAR Technology Corporation, a Delaware corporation (the “Company”), hereby agrees with you as follows:

1.               Issuance of Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to Jefferies LLC (the “Initial Purchaser”) $105,000,000 in aggregate principal amount of 2.875% Convertible Senior Notes due 2026 (the “Initial Securities”). The Initial Securities will be issued pursuant to an indenture (the “Indenture”), to be dated as of February 10, 2020, by and among the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). In addition, the Company has granted to the Initial Purchaser an option to purchase up to an additional $15,000,000 aggregate principal amount of its 2.875% Convertible Senior Notes due 2026 on the terms and conditions and for the purposes set forth in Section 2 (the “Option Securities” and, together with the Initial Securities, the “Securities”). The Securities will be convertible into cash and duly and validly issued, fully paid and non-assessable shares of the Company’s common stock, par value $0.02 per share (the “Common Stock”), or a combination thereof including any such shares issuable upon conversion in connection with a “make-whole fundamental change” (as defined in the Final Offering Memorandum) (such shares, the “Conversion Shares”), on the terms, and subject to the conditions, set forth in the Indenture. Capitalized terms used but not defined herein shall have the meanings set forth in the “Description of the Notes” section of the Final Offering Memorandum (as hereinafter defined).

The Securities will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder (collectively, the “Securities Act”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities shall bear the legends set forth in the final offering memorandum, dated the date hereof (the “Final Offering

Memorandum”). The Company has prepared a preliminary offering memorandum, dated February 4, 2020 (the “Preliminary Offering Memorandum”), (ii) a pricing term sheet, dated the date hereof, attached hereto as Schedule I, which includes pricing terms and other information with respect to the Securities and the Conversion Shares (the “Pricing Supplement”), and (iii) the Final Offering Memorandum, in each case, relating to the offer and sale of the Securities (the “Offering”). All references in this Agreement to the Preliminary Offering Memorandum, the Time of Sale Document (as defined herein) or the Final Offering Memorandum include, unless expressly stated otherwise, (i) all amendments or supplements thereto, (ii) all documents, financial statements and schedules and other information contained, incorporated by reference or deemed incorporated by reference therein (and references in this Agreement to such information being “contained,” “included” or “stated” (and other references of like import) in the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum shall be deemed to mean all such information contained, incorporated by reference or deemed incorporated by reference therein) and (iii) any offering memorandum “wrapper” to be used in connection with offers to sell, solicitations of offers to buy or sales of the Securities in non-U.S. jurisdictions. The Preliminary Offering Memorandum and the Pricing Supplement are collectively referred to herein as the “Time of Sale Document.”

Concurrently with the Offering, the Company is entering into separate privately negotiated transactions with certain holders of the Company’s 4.500% Convertible Notes due 2024 (the “2024 Notes”) to exchange $66,250,000 million in aggregate principal amount of the 2024 Notes for a combination of cash and shares of Common Stock (the “Repurchase Shares”) pursuant to repurchase agreements (each, a “Repurchase Agreement,” and, collectively, the “Repurchase Agreements”) between such holder and the Company (such transaction, the “Notes Repurchase”).

2.               Terms of Offering. The Initial Purchaser has advised the Company, and the Company understands, that the Initial Purchaser will make offers to sell (the “Exempt Resales”) some or all of the Securities purchased by the Initial Purchaser hereunder on the terms set forth in the Time of Sale Document to persons (the “Subsequent Purchasers”) whom the Initial Purchaser reasonably believes are “qualified institutional buyers” (“QIBs”) (as defined in Rule 144A under the Securities Act). As used herein, “Time of Sale” means 5:00 p.m. (New York City time) on the date of this Agreement.

This Agreement, the Indenture and the Securities are collectively referred to herein as the “Documents,” and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.”

3.               Purchase, Sale and Delivery.

(a)             On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the aggregate principal amount of Initial Securities at a purchase price of 97% of the aggregate principal amount thereof.

(b)            The Company hereby grants to the Initial Purchaser an option to purchase up to $15,000,000 in aggregate principal amount of Option Securities at the same purchase price as set forth above in Section 3(a) for the Initial Securities. The option will expire 30 days after the date of the Final Offering Memorandum and may be exercised in whole or in part from time to time by written notice being given to the Company by the Initial Purchaser; provided that such option may be exercised only once and provided further that such option cannot be exercised unless the Option Securities will be fungible with the Initial Securities for purposes of U.S. federal income tax laws. Such notice shall set forth the aggregate principal amount of Option Securities as to which the option is being exercised, the names in which the principal amount of Option Securities are to be registered, the denominations in which the Option Securities are to be issued and the date and time, as determined by the Initial Purchaser, when the Option Securities are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Closing Date, and if later than the Initial Closing Date, shall not be earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.

(c)             Delivery to the Initial Purchaser of and payment for the Initial Securities shall be made at a closing (the “Initial Closing”) to be held at 10:00 a.m., New York City time, on February 10, 2020 (the “Initial Closing Date”) and delivery to the Initial Purchaser of and payment for the Option Securities shall be made at a closing (the “Option Closing” and, together with the Initial Closing, a “Closing”) to be held at a date and time specified by the Initial Purchaser in the written notice of the Initial Purchaser’s election to purchase the Option Securities (the “Option Closing Date” and, together with the Initial Closing Date, a “Closing Date”), in each case, at the New York City offices of White & Case LLP (or such other place as shall be reasonably acceptable to the Initial Purchaser).

(d)            The Company shall deliver to the Initial Purchaser one or more certificates representing the Initial Securities and the Option Securities, as the case may be, in definitive form, registered in such names and denominations as the Initial Purchaser may request, against payment by the Initial Purchaser of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial Purchaser at least two business days prior to the Closing. The certificates representing the Initial Securities and the Option Securities, as the case may be, in definitive form shall be made available to the Initial Purchaser for inspection at the New York City offices of White & Case LLP (or such other place as shall be reasonably acceptable to the Initial Purchaser) not later than 10:00 a.m. New York City time one business day immediately preceding the applicable Closing Date. Securities to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.

(e)             The Company shall deliver to the Initial Purchaser, on the date of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of additional documentation necessary to comply with 31 CFR § 1010.230, and the Company undertakes to provide such additional supporting documentation as the Initial Purchaser may reasonably request in connection with the verification of the foregoing certification.

4.               Representations and Warranties of the Company. The Company hereby represents and warrants to, and agrees with, the Initial Purchaser that, as of the date hereof and as of the applicable Closing Date:

(a)             Limitation on Offering Materials. The Company has not prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Securities, or otherwise is prepared to market the Securities, other than (i) the Time of Sale Document, (ii) the Final Offering Memorandum and (iii) any marketing materials (including any roadshow or investor presentation materials) or other written communications, in each case used in accordance with Section 5(c) hereof (each such communication by the Company or its agents or representatives described in this clause (iii), a “Company Additional Written Communication”).

(b)            No Material Misstatement or Omission. (i) The Time of Sale Document, as of the Time of Sale, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Final Offering Memorandum, as of the date thereof, did not, and, at the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) each such Company Additional Written Communication does not conflict with the information contained in the Time of Sale Document or the Final Offering Memorandum, and when taken together with the Time of Sale Document, did not, and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that the representations and warranties set forth in this paragraph do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser and furnished to the Company in writing by the Initial Purchaser expressly for use in the Time of Sale Document or the Final Offering Memorandum as set forth in Section 12. No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or sale of any of the Securities or the use of the Time of Sale Document or the Final Offering Memorandum in any jurisdiction, and no proceeding for either such purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

(c)             Documents Incorporated by Reference. The documents incorporated or deemed to be incorporated by reference in the Time of Sale Document or the Final Offering Memorandum, at the time they were filed with the SEC, complied and will comply, in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”) and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)            Reporting Compliance. The Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.

(e)             Preparation of the Financial Statements. The audited consolidated financial statements and related notes of the Company and the Subsidiaries contained or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum (the “Financial Statements”) present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as such inconsistency may be expressly stated in the related notes thereto) and the requirements of Regulation S-X. The unaudited pro forma financial information and related notes of the Company and the Subsidiaries contained in the Time of Sale Document and the Final Offering Memorandum have been prepared in accordance with applicable SEC requirements and the assumptions underlying such pro forma financial information included in the Time of Sale Document and the Final Offering Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. All financial, statistical and market and industry data and forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in or incorporated by reference into the Time of Sale Document and the Final Offering Memorandum are fairly and accurately presented in all material respects, are based on or derived from sources that the Company believes to be reliable and accurate and are presented on a reasonable basis. No other financial statements and no supporting financial statement schedules are required to be included in the Time of Sale Document or the Final Offering Memorandum.

(f)             Disclosure Controls and Procedures. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. The statements relating to disclosure controls and procedures made by the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company in the certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith are complete and correct.

(g)            Independent Accountants. BDO USA, LLP, who have certified and expressed their opinion with respect to the financial statements including the related notes thereto contained in the Time of Sale Document and the Final Offering Memorandum, are (i) an independent registered public accounting firm with respect to the Company and the Subsidiaries within the applicable rules and regulations adopted by the SEC and as required by the Securities Act, (ii) to the knowledge of the Company, in compliance with the applicable requirements relating to the qualification of accountants Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (United States) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(h)            No Material Adverse Change. Subsequent to the respective dates as of which information is contained in the Time of Sale Document and the Final Offering Memorandum, except as disclosed in the Time of Sale Document and the Final Offering Memorandum, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole, or has entered into any transactions that are material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole, not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or the Subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole (each of clauses (i), (ii) and (iii), a “Material Adverse Change”).

(i)             Rating Agencies. No “nationally recognized statistical rating organization” (as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) to retain any rating assigned to the Company or to any securities of the Company or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review (or of any potential or intended review) for a possible change in, any rating so assigned (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) or (B) any change in the outlook for any rating of the Company or any securities of the Company.

(j)             Subsidiaries. Each corporation, partnership or other entity in which the Company, directly or indirectly through any of the Subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests is listed on Schedule II attached hereto (the “Subsidiaries”).

(k)            Incorporation and Good Standing of the Company and the Subsidiaries. The Company and each of the Subsidiaries (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Time of Sale Document and in the Final Offering Memorandum and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except, in each case, where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (B) the ability of the Company to perform its obligations in all material respects under any Document, (C) the validity or enforceability of any of the Documents, or (D) the consummation of any of the Transactions (each, a “Material Adverse Effect”).

(l)              Capitalization and Other Capital Stock Matters. All of the issued and outstanding shares of capital stock or other equity interests of the Company and each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. The Securities, the Conversion Shares and all other outstanding shares of capital stock or other equity interests of the Company conform in all material respects to the descriptions thereof set forth in the Time of Sale Document and the Final Offering Memorandum. The Conversion Shares have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable; no holder of the Conversion Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Conversion Shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights or other similar rights granted by the Company to any securityholder of the Company. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens”), other than those imposed by the Securities Act and the securities or “Blue Sky” laws of certain U.S. state or non-U.S. jurisdictions. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, there are no outstanding (A) options, warrants, preemptive rights, rights of first refusal or other rights to purchase from the Company or any of the Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of the Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Company or any of the Subsidiaries.

(m)            Legal Power and Authority. The Company has all necessary power and authority to execute, deliver and perform its obligations under the Documents and to consummate the Transactions.

(n)             This Agreement and the Indenture. This Agreement has been duly and validly authorized, executed and delivered by the Company. The Indenture has been duly and validly authorized by the Company and, at the Initial Closing Date, will have been duly executed and delivered by the Company and will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, this Agreement and the Indenture will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum set out under the caption “Description of Notes.”

(o)            The Securities. The Securities have been duly and validly authorized by the Company and, when issued and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture, and enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Securities will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum set out under the caption “Description of Notes” and will be in the form contemplated by the Indenture.

(p)            Compliance with Existing Instruments. Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate of incorporation, by-laws or other organizational documents (the “Charter Documents”); (ii) in violation of any U.S. or non-U.S. federal, state or local statute, law or ordinance, or any judgment, decree, rule, regulation, order or injunction (collectively, “Applicable Law”) of any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”), applicable to any of them or any of their respective properties; or (iii) in breach of or default under any bond, debenture, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, the “Applicable Agreements”), except, in the case of clauses (ii) and (iii) for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, in the case of clause (ii), other than as disclosed in the Time of Sale Document and the Final Offering Memorandum. All Applicable Agreements that are material to the Company and the Subsidiaries taken as a whole, are in full force and effect and are legal, valid and binding obligations, other than as disclosed in the Time of Sale Document and the Final Offering Memorandum. There exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents, (b) a violation of Applicable Laws, or (b) a breach of or default or a “Debt Repayment Triggering Event” (as defined below) under any Applicable Agreement, except, in the case of clauses (b) and (c), for any such violations, breaches, defaults or Debt Repayment Triggering Events as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or except as disclosed in the Time of Sale Document and the Final Offering Memorandum. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries or any of their respective properties.

(q)            No Conflicts. Neither the execution, delivery or performance of the Documents nor the consummation of any of the Transactions (including the use of proceeds from the sale of the Securities as described in the Time of Sale Document and the Final Offering Memorandum under the caption “Use of Proceeds”) will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) or a Debt Repayment Triggering Event under, or result in the imposition of a Lien on any assets of the Company or any of the Subsidiaries, the imposition of any penalty or a Debt Repayment Triggering Event under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, (iii) any Applicable Law or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Company, except in the case of clauses (ii) and (iii) for such conflicts, violations, breaches, defaults or events that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)             No Consents. Assuming (i) that the purchasers in any Exempt Resales are QIBs and (ii) the accuracy of the Initial Purchaser’s representations and warranties in Section 6 herein, no consent, approval, authorization, order, filing or registration of or with any Governmental Authority or third party is required for execution, delivery or performance of the Documents or the consummation of the Transactions, except such (i) that have been made and are in full force and effect and (ii) as may be required under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions or other non-U.S. laws applicable to the purchase of the Securities outside the U.S. in connection with the Transactions.

(s)             No Material Proceedings. (i) No stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or, to the Company’s knowledge, be pending or contemplated as of the applicable Closing Date and (ii) there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding pending or, to the knowledge of the Company or any of the Subsidiaries, threatened or contemplated by Governmental Authorities or threatened by others (collectively, “Proceedings”) that, with respect to clauses (i) and (ii) of this paragraph (A) would restrain, enjoin, prevent or interfere with the consummation of the Offering or any of the Transactions or (B) would, individually or in the aggregate, have a Material Adverse Effect.

(t)              All Necessary Permits. Each of the Company and the Subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as now or proposed to be conducted as described in the Time of Sale Document and the Final Offering Memorandum (“Permits”), except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permit except where the failure to perform such obligations would not, individually or in the aggregate, have a Material Adverse Effect; no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or has resulted, or after notice or lapse of time would result, in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received or has any reason to believe it will receive any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Time of Sale Document and the Final Offering Memorandum or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(u)            Title to Properties. Each of the Company and the Subsidiaries has good, marketable and valid title to all material real property owned by it and good title to all material personal property owned by it and good and valid title to all material leasehold estates in real and personal property being leased by it and, as of the applicable Closing Date, will be free and clear of all Liens other than those that do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. All Applicable Agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against each of the Company or such Subsidiary, as applicable, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(v)            Tax Law Compliance. All material Tax (as hereinafter defined) returns required to be filed by the Company and each of the Subsidiaries have been filed and all such returns are true, complete and correct in all material respects. All material Taxes that are due from the Company and the Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate accruals have been established in accordance with generally accepted accounting principles of the United States, applied on a consistent basis throughout the periods involved (“GAAP”). To the knowledge of the Company, there are no actual or proposed Tax assessments against the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The accruals on the books and records of the Company and the Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all U.S. and non-U.S. federal, state, and local taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

(w)           Intellectual Property Rights. Each of the Company and the Subsidiaries owns, or is licensed under, and has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names and trade names (collectively, “Intellectual Property”) necessary for the conduct of its businesses and, as of the applicable Closing Date, the Intellectual Property will be free and clear of all Liens, other than those that do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. The Company is not a party to, or bound by, any options, licenses or agreements with respect to the intellectual property rights of any other person or entity that are necessary to be described in the Time of

Sale Document or the Final Offering Memorandum to avoid a material misstatement or omission and are not described therein. No claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by the Company or any of the Subsidiaries or questioning the validity or effectiveness of any Intellectual Property or any license or agreement related thereto, other than any claims that, if successful, would not, individually or in the aggregate, have a Material Adverse Effect. None of the intellectual property used by the Company or any of the Subsidiaries has been obtained or is hereby used by the Company or any of the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or, to the Company or any of the Subsidiaries’ knowledge, its officers, directors or employees or otherwise in violation of the rights of any person, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(x)            Compliance with Data Privacy Laws. The Company has implemented, and requires that its third party vendors implement, commercially reasonable policies and commercially reasonable security (a) regarding the collection, use, disclosure, retention, processing, transfer, confidentiality, integrity, and availability of personal data, and business proprietary or sensitive information, in its possession, custody, or control, or held or processed on its behalf, and (b) regarding the integrity and availability of the information technology and software applications the Company owns, operates, or outsources; the Company has not experienced any information security incident that has compromised the integrity or availability of the information technology and software applications the Company owns, operates, or outsources, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have complied in all material respects with their respective privacy policies and other legal obligations regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and the Subsidiaries of personal and user information gathered or accessed in the course of their respective operations, and, to the knowledge of the Company, there has been no unauthorized access to or other misuse of such information that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has not received any notice of any claims, investigations, or alleged violations of law, regulation, or contract with respect to personal data or information security-related incidents, nor has the Company notified in writing, or been required by applicable law, regulation, or contract to notify in writing, any person or entity of any personal data or information security-related incident.

(y)            ERISA Matters. Each of the Company, the Subsidiaries and each ERISA Affiliate (as hereinafter defined) has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to each “pension plan” (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA, which the Company, the Subsidiaries or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). None of the Company, the Subsidiaries or any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. “ERISA Affiliate” means a corporation, trade or business that is, along with the Company or any subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(z)             Labor Matters. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum with respect to subclauses (i) and (ii), (i) the Company is not party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Company, and, to the knowledge of the Company, no union organizing activities are taking place that, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) to the knowledge of the Company, no new union organizing or decertification efforts are underway or threatened against the Company; (iv) no labor strike, work stoppage, slowdown or other material labor dispute is pending against the Company, or, to the Company’s knowledge, threatened against the Company; (iv) there is no worker’s compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (v) to the knowledge of the Company, there is no threatened or pending liability against the Company pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended (“WARN”), or any similar state or local law; (vi) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim or inquiry of any kind, pending against the Company that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vii) to the knowledge of the Company, no employee or agent of the Company has committed any act or omission giving rise to liability for any violation identified in subsection (v) and (vi) above, other than such acts or omissions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (viii) no term or condition of employment exists through arbitration awards, settlement agreements or side agreement that is contrary to the express terms of any applicable collective bargaining agreement.

(aa)           Compliance with Environmental Laws. Each of the Company and the Subsidiaries is (i) in compliance with any and all applicable U.S. or non-U.S. federal, state and local laws and regulations relating to health and safety, or the pollution or the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (iii) has not received notice of, and is not aware of, any actual or potential liability for damages to natural resources or the investigation or remediation of any disposal, release or existence of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar U.S. or non-U.S. state or local Environmental Laws or regulation requiring the Company or any of the Subsidiaries to investigate or remediate any pollutants or contaminants, except where such requirements would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(bb)         Use of Proceeds; Solvency; Going Concern. On the applicable Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom described under the caption “Use of Proceeds” in the Time of Sale Document and Final Offering Memorandum, the Company (i) will be Solvent (as hereinafter defined), (ii) will have sufficient capital for carrying on its business and (iii) will be able to pay its debts as they mature. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the Time of Sale Document and Final Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v)  the Company is not otherwise insolvent under the standards set forth in Applicable Laws.

(cc)          Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All material policies of insurance insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except as disclosed in the Time of Sale Document or the Final Offering Memorandum or except for any such denial which would reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in the Time of Sale Document and the Final Offering Memorandum, neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(dd)         Accounting System. The Company and its Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls and procedures sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences. The Company’s independent auditors and board of directors have been advised of: (i) all “material weaknesses” and “significant deficiencies” (each, as defined in Rule 12b-2 of the Exchange Act), if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls (whether or not remediated); any such existing material weaknesses, if any, have been disclosed in the Time of Sale Document and the Final Offering Memorandum in all material respects; and since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ee)          No Price Stabilization or Manipulation. Neither the Company nor any of its Affiliates has and, to the Company’s knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of any of the Securities or otherwise, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Securities, or (iii) except as disclosed in the Time of Sale Document and the Final Offering Memorandum, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ff)           No Registration of the Securities Required Under the Securities Act or Qualification Under the TIA. Without limiting any provision herein, no registration under the Securities Act and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”), is required for the offer or sale of the Securities to the Initial Purchaser as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs and (ii) the accuracy of the Initial Purchaser’s representations and warranties in Section 6 herein.

(gg)         Rule 144A; No Integration or General Solicitation. The Securities will be, upon issuance, eligible for resale pursuant to Rule 144A under the Securities Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company have been offered, issued or sold by the Company or any of its Affiliates within the six-month period immediately prior to the date hereof that would be integrated with the offering of the Securities contemplated by this Agreement; and the Company does not have any intention of making, and will not make, an offer or sale of such securities of the Company, for a period of six months after the date of this Agreement. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act. None of the Company, any of its Affiliates or other person acting on behalf of the Company has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act (each, a “General Solicitation”), other than any General Solicitation with the consent of the Initial Purchaser and set forth on Schedule III.

(hh)          No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities of the Company or any “Affiliate” registered for sale under a registration statement as a result of the Offering.

(ii)            Margin Requirements. None of the Transactions or the application of the proceeds of the Securities will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(jj)            Investment Company Act. As of the date hereof and, after giving effect to the Offering and the use of proceeds of the Offering, the Company is not and will not be, individually or on a consolidated basis, an “investment company” that is required to be registered under the Investment Company Act; and following the Closing, the Company and the Subsidiaries intend to conduct their businesses in a manner so as not to be required to register under the Investment Company Act.

(kk)          No Brokers. Neither the Company nor any of its Affiliates has engaged any broker, finder, commission agent or other person (other than the Initial Purchaser) in connection with the Offering or any of the Transactions, and neither the Company nor any of its Affiliates is under any obligation to pay any broker’s fee or commission in connection with such Transactions (other than commissions or fees to the Initial Purchaser).

(ll)            No Restrictions on Payments of Dividends. Except as otherwise disclosed in the Time of Sale Document and the Final Offering Memorandum, there is no encumbrance or restriction on the ability of any subsidiary of the Company (x) to pay dividends or make other distributions on such subsidiary’s capital stock or to pay any indebtedness to the Company or any other subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other subsidiary or (z) to transfer any of its property or assets to the Company or any other subsidiary of the Company, except any encumbrances or restrictions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm)        Sarbanes-Oxley. Except as otherwise disclosed in the Time of Sale Document and the Final Offering Memorandum, there is and has been no failure on the part of the Company and the Subsidiaries or any of the officers and directors of the Company or any of the Subsidiaries, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(nn)          Anti-Corruption and Anti-Bribery Laws. Except as disclosed in the Time of Sale Document or the Final Offering Memorandum, neither of the Company nor any of its

Subsidiaries nor any director, officer, or employee of the Company or any of its Subsidiaries, nor to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. Except as disclosed in the Time of Sale Document or the Final Offering Memorandum, the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo)         Money Laundering. The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(pp)         Sanctions. Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria; and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(qq)           Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Exchange Act to be disclosed in reports filed by the Company with the SEC and incorporated by reference pursuant thereto, which is not so disclosed in or incorporated into the Time of Sale Document and the Final Offering Memorandum as required. Except as otherwise disclosed in the Time of Sale Document and the Final Offering Memorandum, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(rr)            Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement, the issuance or sale of the Securities to the Initial Purchaser or the initial sale and delivery by the Initial Purchaser of the Securities to the Subsequent Purchasers thereof.

(ss)           Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by General Data Protection Regulation (EU) 2016/679 (GDPR); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (HIPAA); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except as disclosed in the Time of Sale Document or as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(tt)            Recognition of the U.S. Special Resolution Regimes.

(i)             In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)            In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(uu)         Listing. The shares of Common Stock are registered pursuant to Section 12b of the Exchange Act and are listed on the New York Stock Exchange (“NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act or delisting the shares of Common Stock from NYSE. Except as described in the Company’s periodic filings under the Exchange Act incorporated by reference in the Time of Sale Document or Final Offering Memorandum, the Company has not received any notification that the SEC or NYSE is contemplating terminating such registration or listing.

(vv)         Lock-Ups. Each of the Company’s directors, executive officers and the shareholders listed in Exhibit B has executed and delivered to the Initial Purchaser a lock-up agreement in the form of Exhibit A hereto (a “Lock-up Agreement”). All directors, executive officers and shareholders who are required pursuant to this Agreement to execute and deliver a Lock-up Agreement are collectively hereinafter referred to as the “Locked-up Persons.”

(ww)         Certificates. Each certificate signed by any officer of the Company, delivered to the Initial Purchaser shall be deemed a representation and warranty by the Company (and not individually by such officer) to the Initial Purchaser with respect to the matters covered thereby.

5.               Covenants of the Company. The Company agrees:

(a)             Securities Law Compliance. To (i) advise the Initial Purchaser promptly after obtaining knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. federal or state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, untrue or that requires the making of any additions to or changes in the Time of Sale Document, any Company Additional Written Communication, or the Final Offering Memorandum, to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)             Offering Documents. To (i) furnish the Initial Purchaser, without charge, as many copies of the Time of Sale Document and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request, and (ii) promptly prepare, upon the Initial Purchaser’s reasonable request, any amendment or supplement to the Time of Sale Document or Final Offering Memorandum that the Initial Purchaser, upon advice of legal counsel, determines may be necessary in connection with Exempt Resales (and the Company hereby consents to the use of the Time of Sale Document and the Final Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales).

(c)             Consent to Amendments and Supplements. Not to amend or supplement the Time of Sale Document or the Final Offering Memorandum prior to the applicable Closing Date, or at any later time prior to the completion of the resale by the Initial Purchaser of all the Securities purchased by the Initial Purchaser, unless the Initial Purchaser (to the extent the Initial Purchaser advises the Company in writing of such later occurrence, which advice may be transmitted by email) shall previously have been advised thereof and shall have provided its written consent thereto (which written consent shall not be required for ordinary course filings under the Exchange Act that are incorporated into the Time of Sale Document or the Final Offering Memorandum) and which are provided to the Initial Purchaser in advance for reasonable comment. Prior to applicable Closing Date, or at any later time prior to the completion of the resale by the Initial Purchaser of all the Securities purchased by the Initial Purchaser, before using, authorizing, approving or referring to any Company Additional Written Communications, the Company will furnish to the Initial Purchaser and counsel for the Initial Purchaser a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Initial Purchaser reasonably objects. The Company consents to the use by the Initial Purchaser of a Company Additional Written Communication that contains (i) information describing the preliminary terms of the Securities or their offering or (ii) information that describes the final terms of the Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum, including by means of the Pricing Supplement. The Company will give the Initial Purchaser notice of its intention to make any such communication from and after the date hereof through the Closing Date (or, if later, through the completion of the distribution of the Securities by the Initial Purchaser to Subsequent Purchasers (to the extent the Initial Purchaser advises the Company in writing of such later occurrence, which advice may be transmitted by email)) and will furnish the Initial Purchaser with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Initial Purchaser or its counsel reasonably shall object.

(d)             Preparation of Amendments and Supplements to Offering Documents. So long as the Initial Purchaser shall hold any of the Securities (to the extent the Initial Purchaser advises the Company in writing of such later occurrence, which advice may be transmitted by email), (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchaser (or counsel for the Initial Purchaser), it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum to correct any untrue statement of a material fact or omission to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Time of Sale Document or the Final Offering Memorandum to comply with any Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Time of Sale Document and the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchaser) so that (A) as so amended or supplemented, the Time of Sale Document and the Final Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Time of Sale Document and the Final Offering Memorandum will comply with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum so that the Time of Sale Document and the Final Offering Memorandum will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Securities Act, to prepare an appropriate amendment or supplement to the Time of Sale Document or the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchaser) so that the Time of Sale Document or the Final Offering Memorandum, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e)             “Blue Sky” Law Compliance. To cooperate with the Initial Purchaser and the Initial Purchaser’s counsel in connection with the qualification of the Securities under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions as the Initial Purchaser may reasonably request and continue such qualification in effect so long as reasonably required for Exempt Resales; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject. The Company will advise the Initial Purchaser promptly of the suspension of any such exemption relating to the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f)             Payment of Expenses. Whether or not any of the Offering or the Transactions are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and transfer taxes incident to and in connection with: (A) the preparation, printing and distribution of the Time of Sale Document and the Final Offering Memorandum and any Canadian “wrapper” and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the preparation, issuance and delivery of the Securities, (D) the qualification of the Securities for offer and sale under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions (including, without limitation, the fees and disbursements of the Initial Purchaser’s counsel relating to such registration or qualification; provided such fees and disbursements shall not exceed $15,000), (E) the listing of the Conversion Shares on the NYSE and/or any other exchange and (F) furnishing such copies of the Time of Sale Document and the Final Offering Memorandum, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchaser, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for “book-entry” transfer, (iv) all fees charged by rating agencies in connection with the rating of the Securities, and (v) all fees and expenses (including fees and expenses of counsel) of the Trustee and the Company’s transfer agent. Except as provided in Sections 8 and 9 of this Agreement, the Initial Purchaser will pay its own expenses in connection with the Offering, including, without limitation, the fees and expenses of its counsel, accountants and any other experts or advisors retained by the Initial Purchaser.

(g)            Use of Proceeds. To use the proceeds of the Offering in the manner described in the Time of Sale Document and the Final Offering Memorandum under the caption “Use of Proceeds.”

(h)            Transaction Documents. To do and perform all things required to be done and performed under the Documents prior to and after the applicable Closing Date, and to satisfy all conditions precedent to the Initial Purchaser’s obligations hereunder to purchase the Securities.

(i)              Integration. Not to, and to ensure that no Affiliate of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchaser or to the Subsequent Purchasers of the Securities.

(j)              Stabilization or Manipulation. Not to take, and to ensure that no Affiliate of the Company will take, directly or indirectly, any action designed to or that could be reasonably expected to cause or result in stabilization or manipulation of the price of the Securities or any other reference security, whether to facilitate the sale or resale of the Securities or otherwise.

(k)             DTC. To use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(l)              Rule 144A Information. For so long as any of the Securities remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Securities in connection with any sale thereof and any prospective Subsequent Purchasers of such Securities from such owner, the information required by Rule 144A(d)(4) under the Securities Act.

(m)            Furnish Trustee and Noteholder Reports. For so long as any of the Securities remain outstanding, to furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the SEC or any national securities exchange on which any class of securities of the Company may be listed, provided that the reports or financial statements required to be delivered pursuant to this clause (m) which are made available via EDGAR, or any successor system of the SEC, shall be deemed delivered to the Trustee and Initial Purchaser on the date such documents are made so available.

(n)             No General Solicitation. Not to, and not to authorize or permit any person acting on its behalf to, solicit any offer to buy or offer to sell the Securities (i) by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Securities Act), other than any General Solicitation with the consent of the Initial Purchaser and set forth on Schedule III or (ii in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Before making, preparing, using, authorizing or distributing any General Solicitation, the Company will furnish to the Initial Purchaser a copy of such communication for review and will not make, prepare, use, authorize, approve or distribute any such communication to which the Initial Purchaser reasonably objects.

(o)             Sale of Restricted Securities. During the one year period after the applicable Closing Date (or such shorter period as may be provided for in Rule 144 under the Securities Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either the Company or any other Affiliates controlled by the Company to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries or any other Affiliates controlled by the Company, except pursuant to an effective registration statement under the Securities Act.

(p)            Stamp Taxes. To pay all stamp or other issuance or transfer taxes or duties other similar fees or charges which may be imposed by any governmental or regulatory authority, as applicable, in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities to the Initial Purchaser.

(q)            Transfer Agent. To engage and maintain, at its expense, a registrar and transfer agent for the Common Stock, including the Conversion Shares.

(r)             Conversion Shares. To reserve and keep available at all times, free of pre-emptive rights, the full number of Conversion Shares issuable upon conversion of the Securities.

(s)             Company Lock-Up. During the period commencing on and including the date hereof and continuing through and including the 90th day following the date of the Final Offering Memorandum (such period, extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of the Initial Purchaser (which consent may be withheld in its sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Common Stock or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Common Stock or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Common Stock or Related Securities; (iv) in any other way transfer or dispose of any Common Stock or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Common Stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Common Stock or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Common Stock or Related Securities (other than a Registration Statement on Form S-8 or as otherwise contemplated by this Agreement); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) affect the transactions contemplated hereby, including the Notes Repurchase, (B) issue shares of Common Stock or Related Securities or other equity awards in connection with entry into a new, or amendment of the existing, employment agreement between the Company and Savneet Singh, (C) file a resale shelf registration statement on form S-3 in respect of the share consideration provided for in the interest purchase agreement dated November 7, 2019 by and among the Company and the other parties thereto, (D) issue shares of Common Stock or Related Securities or other equity awards pursuant to any stock option, stock bonus or other equity plan or arrangement described in the Time of Sale Document and the Final Offering Memorandum and (E) issue shares of Common Stock in an aggregate number of up to 5% of the aggregate number of shares of Common Stock outstanding immediately following the Offering in connection with the acquisition by the Company or any of the Subsidiaries of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, provided further that in the case of any issuance under clause (B), (D) or (E) above, it shall be a condition of such issuance that any recipient of Common Stock or Related Securities shall agree not to transfer such Common Stock or Related Securities for the duration of the Lock-up Period. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Common Stock or any securities exchangeable or exercisable for or convertible into Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Common Stock.

6.            Representations and Warranties of the Initial Purchaser. The Initial Purchaser represents and warrants that:

(a)           Initial Purchaser Status, Resale Terms. It is a QIB and it will offer the Securities for resale only upon the terms and conditions set forth in this Agreement and in the Time of Sale Document and the Final Offering Memorandum.

(b)          Sale of Restricted Securities. It will offer and sell the Securities only to persons reasonably believed by the Initial Purchaser to be QIBs; provided, however, that in purchasing such Securities, such persons are deemed to have represented and agreed as provided under the caption “Transfer Restrictions” contained in the Time of Sale Document and the Final Offering Memorandum.

7.            Conditions. The obligations of the Initial Purchaser hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)          Closing Deliverables. The Initial Purchaser shall have received on the applicable Closing Date:

(i)	Officers’ Certificate. A certificate dated the applicable Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Company, on behalf of the Company, to the effect that (a) the representations and warranties set forth in Section 4 hereof are true and correct with the same force and effect as though expressly made at and as of the applicable Closing Date, (b) the Company has performed and complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the applicable Closing Date, (c) at the applicable Closing Date, since the date hereof or since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Time of Sale Document and the Final Offering Memorandum or contemplated hereby, neither the Company nor any Subsidiary has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and the Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and (e) the sale of the Securities has not been enjoined (temporarily or permanently).

(ii)	Secretary’s Certificate. A certificate, dated the applicable Closing Date, executed by the Secretary of the Company, certifying such matters as the Initial Purchaser may reasonably request.

(iii)	Good Standing Certificates. A certificate evidencing qualification in good standing of the Company issued by the Secretary of State of Delaware as of a date within five days prior to the applicable Closing Date.

(iv)	Company Counsel Opinion. An opinion and letter of Gibson, Dunn & Crutcher LLP, counsel to the Company, dated the applicable Closing Date, in substantially the forms previously agreed to with you.

(v)	Initial Purchaser’s Counsel Opinion. An opinion, dated the applicable Closing Date, of White & Case LLP, counsel to the Initial Purchaser, in form satisfactory to the Initial Purchaser covering such matters as are customarily covered in such opinions.

(vi)	Comfort Letters. The Initial Purchaser shall have received from BDO USA, LLP, the registered public or certified public accountants of the Company, (A) a customary initial comfort letter delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), dated the date hereof, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, with respect to the financial statements and certain financial information contained in the Time of Sale Document and the Final Offering Memorandum, and (B) a customary “bring-down” comfort letter, dated the applicable Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, which includes, among other things, a reaffirmation of the statements made in its initial letter furnished pursuant to clause (A) with respect to such financial statements and financial information contained in the Time of Sale Document and the Final Offering Memorandum.

(vii)	Chief Financial Officer’s Back-Up Certificate. A Chief Financial Officers’ Back-Up Certificate, dated as of the date hereof and as of the Closing Date, executed by the Chief Financial Officer of the Company providing back-up disclosure support as specified therein, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel.

(b)          Executed Documents. The Initial Purchaser shall have received fully executed originals of each Document (each of which shall be in full force and effect on terms reasonably satisfactory to the Initial Purchaser), and each opinion, certificate, letter and other document to be delivered in connection with the Offering or any other Transaction.

(c)             No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Time of Sale Document (exclusive of any amendment or supplement thereto), there shall not have been any Material Adverse Change that could, in the sole judgment of the Initial Purchaser be expected to (i) make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Document and the Final Offering Memorandum, or (ii) materially impair the investment quality of any of the Securities.

(d)            No Hostilities. No outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof) has occurred, if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Initial Purchaser’s sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Document and the Final Offering Memorandum or to enforce contracts for the sale of any of the Securities.

(e)             No Suspension in Trading; Banking Moratorium. (i) Trading in the Company’s Common Stock shall not have been suspended by the SEC or NYSE, (ii) a suspension or material limitation of trading generally in securities on the New York Stock Exchange or any setting of limitations on prices for securities shall not have occurred on any such exchange or market, (iii) there has been no declaration of a banking moratorium by any Governmental Authority or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs, (iv) there has been no suspension or limitation of trading in securities of the Company or (v) there has been no a material disruption in settlement or clearing services that, in the case of clause (ii) or (iii) of this paragraph, in the Initial Purchaser’s sole judgment could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

(f)             Listing of Conversion Shares. At the Closing Date, the Company shall have submitted a supplemental listing notice to NYSE with respect to the Conversion Shares.

(g)            Lock-Up. The Initial Purchaser shall have received an executed Lock-Up Agreement from each Locked-up Person.

(h)            Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

8.            Indemnification and Contribution.

(a)           Indemnification by the Company. The Company agrees to indemnify and hold harmless the Initial Purchaser, its affiliates, directors, officers, employees and agents, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Initial Purchaser, affiliate, director, officer, employee, agent or such controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)	any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto; or

(ii)	the omission or alleged omission to state, in the Preliminary Offering Memorandum, the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

and, subject to the provisions hereof, will reimburse, as incurred, the Initial Purchaser and its affiliates, directors, officers, employees, agents and each such controlling persons for any legal or other expenses reasonably incurred by such person in connection with investigating, defending against, settling, compromising, paying or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action in respect thereof; provided, however, the Company will not be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined by a final, unappealable judgment that such loss, claim, damage, liability or expense resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by the Initial Purchaser to the Company consists of the information set forth in Section 12. The indemnity agreement set forth in this Section shall be in addition to any liability that the Company may otherwise have to the indemnified parties.

(b)          Indemnification by the Initial Purchaser. The Initial Purchaser agrees to indemnify and hold harmless each of the Company and its directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities or expenses to which the Company or any such director, officer, employee or agent or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment that such losses, claims, damages, liabilities or expenses (or actions in respect thereof) have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto or (ii) the omission or the alleged omission to state in the Documents a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, subject to the provisions hereof, will reimburse, as incurred, the Company and its affiliates, directors, officers, employees, agents and each such controlling persons for any legal or other expenses reasonably incurred by such person in connection with investigating, defending against, settling, compromising, paying or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action in respect thereof; provided, however, the Initial Purchaser will not be liable in any such case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by the Initial Purchaser specifically for use therein as set forth in Section 12; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with any such loss, claim, damage, liability, expense or action in respect thereof. The indemnity agreement set forth in this Section shall be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties.

(c)             Notifications and Other Indemnification Procedures. As promptly as reasonably practicable after receipt by an indemnified party under this Section of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under Section 8(a) or (b) above unless and only to the extent it is materially prejudiced as a proximate result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of Section 8(a) or the Company in the case of Section 8(b), representing the indemnified parties under such Section 8(a) or (b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnifying party waived in writing its rights under this Section, in which case the indemnified party may effect such a settlement without such consent.

(d)            Settlements. No indemnifying party shall be liable under this Section for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for legal or other expenses as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement or compromise of, or consent to the entry of such judgment.

(e)            Contribution. In circumstances in which the indemnity agreements provided for in this Section is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchaser pursuant to Section 8(b) above, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f)             Equitable Consideration. Each of the Company and the Initial Purchaser agree that it would not be equitable if the amount of such contribution determined pursuant to Section 8(e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 8(e). Notwithstanding any other provision of this Section, the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of Section 8(e), each director, officer, employee and affiliate of the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange

Act, shall have the same rights to contribution as the Initial Purchaser, and each director, officer, and employee of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

9.              Termination. The Initial Purchaser may terminate this Agreement (i) at any time prior to the applicable Closing Date by written notice to the Company if any of the events described in Sections 7(c) (No Material Adverse Change), 7(d) (No Hostilities) or 7(e) (No Suspension in Trading; Banking Moratorium) shall have occurred or if the Initial Purchaser shall decline to purchase the Securities for any reason permitted by this Agreement or (ii) on the applicable Closing Date if any condition described in Section 7 is not fulfilled or waived in writing by the Initial Purchaser on or prior to the applicable Closing Date Any termination pursuant to this Section shall be without liability on the part of (a) the Company to the Initial Purchaser, except that the Company shall be obligated to reimburse the Initial Purchaser for all documented out-of-pocket expenses reasonably incurred, unless the termination results from any of the events described in Section 7(d) or Sections 7(e)(ii), (iii) or (v), and upon demand the Company shall pay the full amount thereof to the Initial Purchaser, or (b) the Initial Purchaser to the Company, except, in the case of each of clauses (a) and (b), that the provisions of Sections 9 and 10 hereof shall at all times be effective and shall survive such termination.

10.            Survival. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of the Company set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, (ii) the acceptance of the Securities, and payment for them hereunder, and (iii) any termination of this Agreement.

11.            No Fiduciary Relationship. The Company hereby acknowledges that the Initial Purchaser is acting solely as initial purchaser in connection with the purchase and sale of the Securities. The Company further acknowledges that the Initial Purchaser is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Initial Purchaser act or be responsible as a fiduciary to the Company or their management, stockholders or creditors or any other person in connection with any activity that the Initial Purchaser may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Initial Purchaser hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Initial Purchaser agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Initial Purchaser to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that either of the Company may have against the Initial Purchaser with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

12.            Information Supplied by Initial Purchaser. The Company hereby acknowledges that, for purposes of Section 4(b) and Section 8, the only information that the Initial Purchaser has furnished to the Company specifically for use in the Preliminary Offering Memorandum or the Final Offering Memorandum are the statements set forth in (a) the third paragraph and (b) the third sentence of the sixth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum.

13.            Miscellaneous.

(a)             Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to: 8383 Seneca Turnpike, New Hartford, NY 13413, Attention: Bryan Menar, with a copy to: Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, NY 10166, Attention: Glenn Pollner, and (ii) if to the Initial Purchaser, to: Jefferies LLC, 520 Madison Avenue, New York, NY 10022, with a copy to: White & Case LLP, 1221 Avenue of the Americas, New York, NY 10020, Attention: Colin Diamond (or in any case to such other address as the person to be notified may have requested in writing).

(b)            Beneficiaries. This Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchaser and to the extent provided in Section 8 hereof, the controlling persons, affiliates, officers, directors, partners, employees, representatives and agents referred to in Section 8 hereof and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from the Initial Purchaser merely because of such purchase.

(c)            Governing Law; Jurisdiction; Waiver of Jury Trial; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Initial Purchaser and the Company hereby expressly and irrevocably (i) submit to the exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the Transactions, and (ii) waive (a) their right to a trial by jury in any legal action or proceeding relating to this Agreement, the Transactions or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Initial Purchaser and for any counterclaim related to any of the foregoing and (b) any obligation which they may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

(d)            Entire Agreement; Counterparts. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(e)            Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f)             Separability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g)             Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

(h)            USA Patriot Act. The parties acknowledge that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchaser is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Initial Purchaser to properly identify their clients.

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchaser.

Very truly yours,

PAR TECHNOLOGY CORPORATION

By:	/s/ Savneet Singh
Name:	Savneet Singh
Title:	Chief Executive Officer

Accepted and Agreed to:

JEFFERIES LLC

By:	/s/ Tina Pappas
Name:	Tina Pappas
Title:	Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE I

Pricing Supplement

Strictly Confidential

Pricing Term Sheet, dated February 5, 2020

PAR TECHNOLOGY CORPORATION

$105,000,000 PRINCIPAL AMOUNT OF
2.875% CONVERTIBLE SENIOR NOTES DUE 2026

The information in this pricing term sheet supplements the preliminary offering memorandum, dated February 4, 2020, of PAR Technology Corporation (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent therewith. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including all documents incorporated by reference therein. Terms used herein but not defined herein shall have the respective meanings set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	PAR Technology Corporation, a Delaware corporation.

Ticker/Exchange for Common Stock:	PAR / New York Stock Exchange.

Securities Offered:	2.875% Convertible Senior Notes due 2026 (the “notes”).

Aggregate Principal Amount of Notes Offered:	$105.0 million aggregate principal amount of notes ($120.0 million if the initial purchaser exercises its option to purchase additional notes in full).

Maturity Date:	April 15, 2026 unless earlier converted, redeemed or purchased.

Interest:	2.875% per year. Interest will accrue from February 10, 2020. Interest will be payable semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2020.

Regular Record Dates:	April 1 and October 1 of each year.

Offering Price:	100% of principal, plus accrued interest, if any, from February 10, 2020.

Last Reported Sale Price of our Common Stock on February 5, 2020:	$32.43 per share.

Initial Conversion Rate:	23.2722 shares of our common stock per $1,000 principal amount of notes.

Initial Conversion Price:	Approximately $42.97 per share of our common stock.

Conversion Premium:	Approximately 32.5% above the last reported sale price of our common stock on February 5, 2020.

Sole Book-Running Manager:	Jefferies LLC

Pricing Date:	February 5, 2020

Trade Date:	February 6, 2020

Expected Settlement Date:	February 10, 2020

CUSIP Number:	698884 AB9

ISIN:	US698884AB90

Use of Proceeds:	We estimate that the net proceeds to us from this offering, after deducting the initial purchaser's discounts and commissions and estimated offering expenses payable by us, will equal approximately $101.4 million (or approximately $115.9 million if the initial purchaser exercises its option to purchase additional notes in full). We intend to use approximately $66.25 million (excluding cash payments relating to accrued interest and fractional shares) of the net proceeds from the offering and 722,423 shares of our common stock as consideration to repurchase a portion of our outstanding 2024 notes. We intend to use the remaining proceeds from the offering (including any net proceeds from the sale of any additional notes that may be sold should the initial purchaser exercise its option to purchase additional notes) for general corporate purposes, including continued funding investment in our Brink business and for other working capital needs. We may also use a portion of the proceeds to acquire or invest in other assets complementary to our business. See “Use of Proceeds” in the Preliminary Offering Memorandum.

Adjustments to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change:	The following table sets forth the number of additional shares that will be added to the conversion rate per $1,000 principal amount of notes for each stock price and effective date set forth below:

EFFECTIVE DATE / DATE OF	STOCK PRICE
NOTICE OF REDEMPTION	$32.43	$38.00	$42.97	$50.00	$55.86	$65.00	$80.00	$100.00	$125.00	$150.00
February 10, 2020	7.5634	6.4989	5.1081	3.7398	2.9415	2.0755	1.2303	0.6378	0.2758	0.1045
April 15, 2021	7.5634	6.3831	4.9452	3.5518	2.7518	1.9001	1.0891	0.5408	0.2182	0.0725
April 15, 2022	7.5634	6.2015	4.7217	3.3098	2.5173	1.6909	0.9303	0.4378	0.1614	0.0438
April 15, 2023	7.5634	5.9015	4.3750	2.9538	2.1807	1.4016	0.7241	0.3138	0.0998	0.0171
April 15, 2024	7.5634	5.4199	3.8374	2.4258	1.6974	1.0093	0.4678	0.1778	0.0414	0.0100
April 15, 2025	7.5634	4.6120	2.9391	1.5818	0.9705	0.4801	0.1815	0.0578	0.0050	0.0030
April 15, 2026	7.5634	3.0435	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock price and effective date may not be set forth in the table above, in which case:

(1)	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and the later effective dates, as applicable, based on a 365- or 366-day year, as applicable.

(2)	If the stock price is greater than $150.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

(3)	If the stock price is less than $32.43 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate be increased as a result of this section to exceed 30.8356 shares of common stock per $1,000 principal amount of notes, subject to adjustment in the same manner, at the same time and for the same events for which we must adjust the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.

* * *

Before you invest, you should read the Preliminary Offering Memorandum and the documents incorporated therein that the issuer has filed with the SEC for more complete information about the issuer and the offering. You may get the incorporated documents the issuer has filed with the SEC for free by visiting EDGAR on the SEC website at www.sec.gov. A copy of the Company’s Preliminary Offering Memorandum in connection with the sale of the notes may be obtained from Jefferies LLC (Attn: Equity Syndicate Prospectus Department), 520 Madison Avenue, 2nd Floor, New York, New York 10022, Phone: 1-877-821-7388, Email: Prospectus_Department@Jefferies.com.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE II

LIST OF SUBSIDIARIES

Entity Name	Jurisdiction of Formation

AccSys, LLC	Delaware
Ausable Solutions, Inc.	Delaware
Brink Software Inc.	California
PAR Canada ULC	Alberta, Canada
PAR Government Systems Corporation	New York
PAR Technology Australia Pty Ltd	Australia
ParTech (Shanghai) Co., Ltd.	China
ParTech, Inc.	New York
Rome Research Corporation	New York
PAR Logistics Management Systems	New York
PAR Microsystems Domestic International Sales Corporation	New York
Par Microsystems, S.A. (Proprietary) Limited	South Africa
PAR Payment Services, LLC	Delaware
PAR Siva Corporation	New York
PAR Springer-Miller Systems Private Ltd	India
PAR Springer-Miller Systems, Inc.	Delaware
PAR U.K. Corp.	New York
Springer-Miller Canada, ULC	Nova Scotia, Canada
Springer-Miller International, LLC	Delaware

SCHEDULE III

Press release of the Company dated February 4, 2020 relating to the announcement of the Offering.

Press release of the Company dated February 5, 2020 relating to the announcement of the pricing of the Offering.

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

[●], 2020

JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

RE:      PAR Technology Corporation (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or a beneficial owner of certain shares of common stock, par value $0.02 per share, of the Company (“Shares”) or securities convertible into or exchangeable or exercisable for Shares. The Company proposes to carry out an offering (the “Offering”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), of Convertible Senior Notes (the “Notes”) for which you will act as the Initial Purchaser (as defined in the Purchase Agreement (as defined below) relating to the Offering to which the Company is a party). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter agreement (the “Lock-up Agreement”) in carrying out the Offering and, at a subsequent date, entering into a Purchase Agreement (the “Purchase Agreement”) with the Company with respect to the Offering.

In consideration of the foregoing, and for other good and valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that the undersigned will not, and will cause any spouse or immediate family member (as such term is defined in Rule 16a-1(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “Immediate Family Member”) of the spouse or the undersigned living in the undersigned’s household not to, without the prior written consent of Jefferies LLC (the “Initial Purchaser”) (which consent may be withheld in the Initial Purchaser’s sole discretion), directly or indirectly, (1) sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, assign, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, the undersigned’s spouse or the Immediate Family Members of each of the foregoing living in the undersigned’s household, (2) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of all or any part of the Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned regardless of whether any such transaction is to be settled in securities, in cash or otherwise, (3) make any demand for or exercise any right to cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Shares or securities exchangeable or exercisable for or convertible into Shares or any other securities of the Company or (4) or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Purchase Agreement (the “Lock-up Period”); provided, that the foregoing restrictions shall not apply to:

(i)	the transfer of any or all of the Shares owned by the undersigned by gift to Immediate Family Members of the undersigned;

(ii)	dispositions to any trust for the direct or indirect benefit of the undersigned and/or Immediate Family Members of the undersigned;

(iii)	dispositions of Shares to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned and/or Immediate Family Members of the undersigned;

(iv)	distributions of Shares to partners, members or stockholders of the undersigned or to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;

(v)	dispositions by will or intestate succession; provided that in the case of any transfer pursuant this clause, any filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall state that such transfer is a disposition by will or intestate succession;

(vi)	transfers pursuant to an order of a court or regulatory agency; provided that in the case of any transfer pursuant this clause, any filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall state that such transfer is pursuant to an order of a court or regulatory agency, unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority;

(vii)	to transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi);

(viii)	in the case of vesting of restricted stock or a similar security granted pursuant to the Company’s equity incentive plans or granted as an inducement award, the disposition of shares to the Company limited to that number of Shares as may be necessary to meet tax obligations related to such vesting (or related delivery) of such securities, provided, that any public report or filing under Section 16 of the Exchange Act shall state in the footnotes thereto that the filing relates to the vesting of restricted stock or similar security and a related sale to meet tax obligations;

(ix)
the entry into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for any sales or other dispositions of Shares during the Lock-Up Period and no public announcement or public disclosure of entry into such plan is made or required to be made;

(x)	transactions relating to Shares acquired by the undersigned in open market transactions after the completion of the Offering;

(xi)	the repurchase of Shares by the Company in connection with termination of the undersigned’s employment with the Company; and

(xii)	in response to a bona fide third-party takeover bid made to all holders of Shares or any other, merger, consolidation, stock exchange or other similar transaction whereby all or substantially all of the Shares are acquired by a third party;

provided, however, that (A) in the case of the transactions in clauses (i) through (iv) above, and in the case of clause (vii) in respect of a transaction in clause (i) through (iv) above, it shall be a condition to such transfer that the transferee executes and delivers to Jefferies LLC an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this letter agreement, and there shall be no further transfer of such Shares, except in accordance with this letter agreement and (B) in the case of the transactions in clauses (i) through (iv) and (x) above, and in the case of clause (vii) in respect of a transaction in clause (i) through (iv) and (x) above, it shall be a condition to such transfer that no public disclosure and no filing by any party to the transfer (donor, donee, transferor or transferee) under the Exchange Act shall be required nor shall be voluntarily made reporting a reduction in beneficial ownership of the Shares in connection with such transfer or distribution prior to the expiration of the Lock-up Period (as the same may be extended pursuant to the terms hereof).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions.

This letter agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

If (i) the Company notifies the Initial Purchaser in writing that it does not intend to proceed with the Offering, (ii) the Purchase Agreement is not executed before February 29, 2020 or (iii) the Purchase Agreement (other than the provisions thereof that survive termination) terminates or is terminated prior to payment for and delivery of the Notes, then in each case, this Lock-up Agreement shall automatically, and without any action on the part of any other party, terminate and be of no further force and effect, and the undersigned shall automatically be released from the obligations under this Lock-up Agreement.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

[Signature Page to Lock-Up Agreement]

EXHIBIT B

Dr. John W. Sammon

Douglas G. Rauch

Cynthia A. Russo

Savneet Singh

Dr. James C. Stoffel

Bryan A. Menar

Matthew R. Cicchinelli

Deanna D. Sammon

J.W. Sammon Corp.

Sammon Family Limited Partnership